UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

GTECH Holdings Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11250	05-0450121
(Commission File Number)	(IRS Employer Identification Number)

55 Technology Way, West Greenwich, Rhode Island 02817

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: 401-392-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On January 25, 2005, GTECH Holdings Corporation (the "Registrant") filed a Current Report on Form 8-K (the "Original Filing") confirming the Registrant's current expectation to redeem certain Senior Notes upon consummation of the Merger (as such terms are defined in the Original Filing). This Amendment No. 1 to Form 8-K amends the definition of Senior Notes, as used in the Original Filing, but does not otherwise amend or alter in any way the Original Filing.

Section 7	Regulation FD

Item 7.01.	Regulation FD Disclosure

As previously publicly reported, in: (a) October 2003, the Registrant issued, in a private placement, $250 million principal amount of 4.75% Senior Notes due October 15, 2010, all of which have been subsequently exchanged for 4.75% Senior Notes due October 15, 2010 registered under the Securities Act of 1933 and (b) November 2004, the Registrant issued, in a private placement, $150 million principal amount of 4.50% Senior Notes due December 1, 2009 and $150 million principal amount of 5.25% Senior Notes due December 1, 2014 (collectively, the “Senior Notes”).

Also as previously publicly reported, on January 10, 2006, the Registrant entered into an agreement and plan of merger with Lottomatica S.p.A., an Italian corporation (“Lottomatica”), Gold Holding Co., a Delaware corporation and direct, wholly-owned subsidiary of Lottomatica (“Parent”) and Gold Acquisition Corp., a Delaware corporation and direct, wholly-owned subsidiary of Parent (“Acquisition Co.”), whereby Acquisition Co. will merge with and into the Registrant (the “Merger”) with the Registrant as the surviving corporation.

This Report confirms that Registrant currently expects to redeem the Senior Notes (and to pay any required make-whole amounts and accrued interest together with the outstanding principal amount of the Senior Notes to the holders of the Senior Notes) upon consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTECH HOLDINGS CORPORATION

By:	/s/ Walter G. DeSocio__________________

Walter G. DeSocio

Senior Vice President, General Counsel and Secretary

Dated: January 27, 2006